As filed with the Securities and Exchange Commission on December 5, 2007.
                                                     Registration No. 333-143995

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                                   Eurand N.V.
             (Exact Name of Registrant as Specified in Its Charter)

                The Netherlands                          98-0455653
        (State or Other Jurisdiction of               (I.R.S. Employer
         Incorporation or Organization)             Identification No.)

                                ----------------

                                  Olympic Plaza
                             Fred. Roeskestraat 123
                                1076 EE Amsterdam
                                 The Netherlands
          (Address, including zip code, of Principal Executive Offices)
                                ----------------

                      Eurand N.V. Equity Compensation Plan
                   (f/k/a Eurand N.V. 1999 Stock Option Plan)
                            (Full Title of the Plan)
                                ----------------

                              Eurand, Incorporated
                                845 Center Drive
                                 Vandalia, Ohio
                                 (937) 898-9669
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                                ----------------
                                    Copy to:
                             Mark A. Cognetti, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
                                ----------------

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Commission File No. 333-143995), filed with the Securities and Exchange Commission, or the Commission, on June 22, 2007, relating to the Eurand N.V. 1999 Stock Option Plan, or the Plan, is being filed by Eurand N.V., a public limited liability company organized under the laws of the Netherlands, or the Company, solely to reflect the change in the name of the Plan from "Eurand N.V. 1999 Stock Option Plan" to "Eurand N.V. Equity Compensation Plan," which was amended and restated effective as of August 27, 2007.

     A total of 5,388,858 ordinary shares of the Company, (euro)0.01 par value per share, or the Ordinary Shares, issuable pursuant to the Plan were initially registered pursuant to this Registration Statement, as filed with the Commission on June 22, 2007. The filing fee with respect to these shares has previously been paid in connection with this Registration Statement. No additional securities are being registered pursuant to this Post-Effective Amendment No. 1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Amsterdam, The Netherlands, on December 5, 2007.



                                             EURAND N.V.



                                             By     /s/ Gearoid Faherty
                                                    ----------------------------
                                             Name:   Gearoid Faherty
                                             Title:  Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                  Title                              Date
            ---------                  -----                              ----

                         Chief Executive Officer (principal   December 5, 2007
/s/ Gearoid M. Faherty   executive officer)
------------------------
Gearoid M. Faherty

           *             Chief Financial Officer (principal   December 5, 2007
------------------------ accounting and financial officer)
Mario Crovetto

           *             Director                             December 5, 2007
------------------------
Nicholas J. Lowcock

           *             Director                             December 5, 2007
------------------------
Alexsandar Erdeljan

           *             Director                             December 5, 2007
------------------------
William J. Jenkins

           *             President, Eurand, Incorporated,     December 5, 2007
------------------------ Authorized Representative in the
                         United States
John Fraher

* By:    /s/Gearoid Faherty
     --------------------------------
         Attorney-in-Fact